Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), Jonathan Will McGuire, Chief Executive Officer (Principal Executive Officer) and John T. Blake, Chief Financial Officer (Principal Financial and Accounting Officer) of Second Sight Medical Products, Inc. (the “Company”), each hereby certifies that, to the best of his knowledge:

1.	The Quarterly Report of the Company on Form 10-Q (the “Report”) for the quarter ended March 31, 2018, to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for periods indicated.

Date: May 15, 2018	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Chief Executive Officer
(Principal Executive Officer)
/s/ John T. Blake
John T. Blake
Chief Financial Officer
(Principal Financial and Accounting Officer)